Exhibit 4(e)

                                SUPPLEMENT NO. 1

                                     TO THE

                                   INDENTURE,

                         DATED AS OF FEBRUARY 17, 1995,

                                     BETWEEN

                         MCI COMMUNICATIONS CORPORATION

                                       AND

                             CITIBANK, N.A., TRUSTEE

                                       FOR

                             SENIOR DEBT SECURITIES



     THIS SUPPLEMENT NO. 1, dated as of October 4, 1996 ("Supplement No. 1"), to the Indenture, dated as of February 17, 1995, (the "Indenture") between MCI Communications Corporation, a Delaware corporation (hereinafter called the "Company"), with an office at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States, as Trustee under the Indenture.

     WHEREAS, pursuant to Section 1101(6) of the Indenture, the Company desires to amend certain provisions contained in the Indenture to conform them to an existing credit facility; WHEREAS, the parties hereto agree to amend such provisions of the Indenture; NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree to amend the Indenture as follows:

     1. In Article 1, at the end of the definition of Indebtedness after the words "such Person" insert the words "; provided, however, that Indebtedness shall not include obligations of a Person which are owed to a trust or other special purpose entity all of whose common equity is beneficially owned by such Person".

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     2. In the fourth line of Section 501(7) delete the number "$50,000,000" and insert the number "$75,000,000".


     3. In the eighth line of Section 1208(d) delete the number "1993" and insert the number "1995".

     4. In the third line of the last paragraph of Section 1208 after the words "equity investments," insert the words "intercompany receivables (but only if the receivables in question are being transferred to the Company or any of its Subsidiaries),".

     5. This Supplement No. 1 shall be effective as of the date hereof, but only with respect to Debt Securities initially issued under the Indenture on and after the date hereof.

     6. Capitalized terms not otherwise defined in this Supplement No. 1 shall have the meanings provided for in the Indenture. This Supplement No. 1 may be executed in counterparts, each of which together will constitute one and the same instrument.

     7. This Supplement No. 1 shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

     8. Except as modified herein, all other terms and conditions of the Indenture remain unchanged.




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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to the Indenture to be executed as of the date first written above.


                                         MCI COMMUNICATIONS CORPORATION



                                         BY:  /s/ Jonelle St. John
                                              ---------------------------
                                       NAME:   Jonelle St. John
[CORPORATE SEAL]                      TITLE:   Vice President and Treasurer


Attest:


BY:           /s/ C. Bolton-Smith, Jr.
              ----------------------------
NAME:         C. Bolton-Smith, Jr.
TITLE:         Secretary


                                                 CITIBANK, N.A., as Trustee


                                             BY:  /s/ Carol Ng
                                                 --------------------------
                                           NAME:  Carol Ng
[CORPORATE SEAL]                          TITLE:  Vice President


Attest:


BY:           /s/ F. Mills
              ---------------------
NAME:           F. Mills
TITLE:          Senior Trust Officer